Exhibit 10.26

Innventure Statement of Work
Amended – October 1, 2021

Innventure LLC is contracting with L1FE Management Limited for strategic guidance and consulting.

1.	Contacts and Role: Bill Haskell will serve as the primary contact and responsible party for L1FE Management Limited in carrying out the services contemplated under this Agreement. Mr. Roland Austrup, an Officer and Director of L1FE Management Limited will be the sole service provider of L1FE Management Limited providing services to Innventure under this Agreement and will provide the services generally performed by a chief financial officer.

2.	Description of Services: Services to be provided by L1FE Management Limited align with the scope of services generally performed by a chief financial officer for Innventure and may flex depending on the identified needs of the business.

3.	Expense Reimbursement: Innventure will reimburse L1FE Management Limited for business travel expenses in conformity with its internal expense reimbursement policies.

4.	Term and Termination: L1FE Management Limited will begin performing the services on January 22, 2021. Either Innventure or L1FE Management Limited may terminate this Agreement at any time with 30 days’ notice to the other party.

5.	Fees: L1FE Management Limited will be paid $16,666.67 monthly for performing the services.

i.	Amended: L1FE Management Limited will be paid $25,000 monthly for performing the services. New rate is effective October 1, 2021.

b.	Bonus: $200,000

i.	Eligible to be paid with Innventure year-end cash balance greater than $10MM in 2021

ii.	Future bonus (2022 and beyond) – TBD

c.	Innventure Incentive Equity: 4% grant of current cap table in the form of Class A Units or a newly created class of Units that are pari passu with Class A Units, as determined by the Innventure board and subject to requisite approvals. The grant will vest on a two-year schedule with a one-year cliff for the first 50% and quarterly vesting (at 12.5% per quarter) thereafter. If this Agreement is terminated “not for cause” within the first 12 months of employment, the vesting will be prorated based upon the percentage that you would have achieved against the first year’s vesting schedule (e.g., 6 months would equal 25%).

6.	Innventure Obligations: Innventure will provide L1FE Management Limited with access to all required information including emails, documents, files and drives containing company files necessary to perform the services.

Signature page follows

Innventure Statement of Work Signature Page

Innventure LLC:	L1FE Management Limited

/s/ Gregory W Haskell	/s/ Roland Austrup
Signature	Signature

Gregory W Haskell	Roland Austrup
Name	Name

CEO	CEO
Title	Title

10/14/2021	10/29/2021
Date	Date